NET ASSET VALUE PRESENTATION AS OF MARCH 31, 2017 1 Indigo Luxury Apartment Homes Redwood City, CA Indigo Luxury Apartment Homes Redwood City, CA Ocean House on Prospect La Jolla, California Park Towne Place, Philadelphia, PA Calhoun Beach Club, Minneapolis, MN Calhoun Beach Club Apartments, Minneapolis, MN

AIMCO NET ASSET VALUE PRESENTATION 2 GENERAL DISCLOSURES The information provided in this presentation is intended to assist users in estimating Aimco’s Net Asset Value per share. This is not an offer to sell securities and does not constitute legal, tax, investment or other professional advice on any subject matter. Information provided is not all-inclusive and should not be relied upon as being all-inclusive. Net Asset Value is considered useful by some investors in valuing shares in public real estate companies because it seeks to value the assets held by public companies on a basis similar to those established in private transactions. This presentation describes a process to calculate Aimco's estimated Net Asset Value per share as of March 31, 2017. This value will fluctuate over time. Aimco's estimated Net Asset Value per share is based upon subjective judgments, assumptions and opinions and includes certain risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco's ability to maintain current or meet projected occupancy, rental rates and property operating results; the effect of acquisitions, dispositions, redevelopments and developments; Aimco's ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to its developments and redevelopments; and Aimco's ability to meet timelines and budgeted rental rates related to its lease-up properties.

AIMCO NET ASSET VALUE PRESENTATION 3 GENERAL DISCLOSURES (CONTINUED) This Net Asset Value per share information is intended to measure Aimco’s value as a going concern, consistent with International Financial Reporting Standards (“IFRS”), and is not necessarily representative of the amount a stockholder could expect to receive in a liquidation event, now or in the future. Certain opportunities are excluded as are transaction costs, transfer taxes, income taxes, and any real estate tax adjustments that may impact the value a stockholder might receive and a buyer might ascribe to Aimco’s communities (see page 7). Aimco's estimated Net Asset Value is based on management's judgments, assumptions and opinions as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. Actual results may differ materially from management's forecasts as of this date and, in addition, will be affected by a variety of risks and factors, some of which are beyond Aimco's control, including, without limitation: • Real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing of acquisitions, dispositions, redevelopments and developments; and changes in operating costs, including energy costs; • Financing risks, including the availability and cost of capital markets financing; the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; and the risk that our earnings may not be sufficient to maintain compliance with debt covenants;

AIMCO NET ASSET VALUE PRESENTATION 4 GENERAL DISCLOSURES (CONTINUED) • Insurance risk, including the cost of insurance; and natural disasters and severe weather such as hurricanes; and • Legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of governmental regulations that affect Aimco and interpretations of those regulations; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco. In addition, Aimco's current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on its ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco's financial statements and the notes thereto, as well as the section entitled "Risk Factors" in Item 1A of Aimco's Annual Report on Form 10-K for the year ended December 31, 2016, and the other documents Aimco files from time to time with the Securities and Exchange Commission.

AIMCO NET ASSET VALUE PRESENTATION 5 VALUATION METHODOLOGY Real Estate - Aimco estimated the value of its communities using methods management believes to be appropriate based on the characteristics of the communities. For valuation purposes, Aimco segregated its portfolio into the following categories: Stabilized Portfolio; Redevelopment Communities Under Construction; Lease-Up Communities; and Other Real Estate. Communities in these categories were valued as follows: • Stabilized Portfolio - valued using a direct capitalization rate ("cap rate") method based on annualized 1Q 2017 property NOI, less a 2% management fee, and market cap rates. • Redevelopment Communities Under Construction and Lease-Up Communities - valued based on discounted projected future cash flows. • Other Real Estate Portfolio - includes communities under contract for sale valued at contract prices and certain land investments valued at Aimco's cost.

AIMCO NET ASSET VALUE PRESENTATION 6 VALUATION METHODOLOGY (CONTINUED) Asset Management Business - represents the present value of the expected future cash flows from various low-income housing tax credit partnerships. Aimco provides asset management and other services to these partnerships and receives fees and other payments in return. To the extent the amounts due Aimco are not paid currently, the balances accrue and are satisfied from the partnerships’ future operating or liquidating cash flows. Other Tangible Assets - consist of cash, restricted cash, accounts receivable and other assets for which Aimco reasonably expects to receive cash through the normal course of operations or another future event. Debt - the fair value of Aimco's debt has been calculated based on the Money-Weighted Average interest rate on its debt, which rate takes into account the duration of the property debt as well as its loan to value and coverage. Other Tangible Liabilities - consist of accounts payable, accrued liabilities and other tangible liabilities Aimco reasonably expects to settle in cash through the normal course of operations or another future event. Preferred Equity - the fair value of Aimco's preferred equity includes a mark-to-market adjustment for listed securities based on their closing share price on March 31, 2017.

AIMCO NET ASSET VALUE PRESENTATION 7 VALUATION METHODOLOGY (CONTINUED) Other Items of Note • Real estate values are based on Aimco's current uses and most importantly do not include the value of unused or underused land or air rights. • Real estate values do not take into consideration transaction costs or other items such as real estate tax adjustments that may impact the value a buyer might ascribe to Aimco's communities. • This calculation of Aimco’s Net Asset Value does not include the impact of planned or completed transactions subsequent to March 31, 2017. • This calculation of Aimco’s Net Asset Value does not include the value of fee income such as property management revenues, or non-recurring investment management revenues. • This calculation of Aimco’s Net Asset Value does not consider enterprise or going concern value. • Additional details of Aimco's calculations and methodologies are included on the following pages.

AIMCO NET ASSET VALUE March 31, 2017 Estimated Net Asset Value: $51 per share* 8 $72 +$1 -$22 Fair Value of Real Estate Fair Value of Other Tangible Assets, Liabilities and Preferred Equity, Net Cash and restricted cash + Other tangible assets + Asset Management Business - Other tangible liabilities - Fair value of preferred equity Fair Value of Debt Carrying value of debt + Mark-to-market adjustment * Refer to additional details and disclosures beginning on page 10. Estimated NAV per share declined by $1 from the third quarter 2016 calculation. The estimated fair value of real estate declined by $1 per share due to ~20bps increase in cap rates partially offset by higher NOI. In addition, fourth quarter 2016 asset sales of ~$1.50 per share had no net impact on Aimco’s NAV as proceeds were used to reduce the revolving credit facility balance. It bears repeating that the NAV per share calculation is made at a point in time and its calculation may be expected to fluctuate based on subsequent events. Many factors influence the calculation including operating results, changes in use or density, the broader economy, and alternative financial returns. Our methodology relies on CBRE reporting of cap rates applicable to transactions in 2H 2016 which incorporated the facts and circumstances then prevalent. If cap rates were to increase or decrease by 25 basis points, then Aimco’s GAV and NAV would change by ~$500M which equates to $3 per share.

AIMCO NET ASSET VALUE March 31, 2017 Estimated Fair Value of Real Estate: $72 per share* 9 * Refer to additional details and disclosures beginning on page 10. Redevelopment Portfolio Cash flows discounted from property stabilization to March 31, 2017. Lease-Up Portfolio Cash flows discounted from property stabilization to March 31, 2017. Stabilized Portfolio Annualized 1Q 2017 NOI Less: Management fee of 2% of revenue Divided By: NOI cap rate of 5.2% Other Real Estate Portfolio Other Investments: Certain land and non-multifamily real estate valued at cost. Sales Communities: Communities currently under contract for sale. $7 $4 $1 $60

AIMCO NET ASSET VALUE BUILD-UP 10 Fair Value of Real Estate as of March 31, 2017 ($M) Refer to Footnotes beginning on page 13. Stabilized Portfolio NOI, less management fee 511$ (1) NOI cap rate 5.2% (2) Stabilized Portfolio Value 9,827$ Non-Stabilized Portfolio Redevelopment communities under construction 1,210$ (3) Lease-up communities 719 (4) Other Real Estate 203 (5) Non-Stabilized Portfolio Value 2,132$ Fair Value of Real Estate 11,959$

AIMCO NET ASSET VALUE BUILD-UP 11 Fair Value of Other Assets, Debt and Other Liabilities as of March 31, 2017 ($M) Refer to Footnotes beginning on page 13. Consolidated Amounts as Reported Ownership Adjustments (6) Fair Value Adjustments Adjusted Amounts Other Tangible Assets Cash and cash equivalents 46$ (2)$ -$ 44$ Restricted cash 43 - - 43 Goodwill 38 - (38) - (7) Other tangible assets 208 (13) - 195 Fair Value of Other Tangible Assets 335$ (15)$ (38)$ 282$ Asset Management Business 37$ -$ 177$ 214$ (8) Other Tangible Liabilities Deferred income 29$ -$ (29)$ -$ (9) Accounts payable 32$ (1)$ -$ 31$ Other tangible liabilities 142 (2) - 140$ Fair Value of Other Tangible Liabilities 203$ (3)$ (29)$ 171$ Preferred Equity Preferred noncontrolling interests in Aimco Operating Partnership 102$ -$ -$ 102$ Perpetual preferred stock 125 - 5 130 (10) Fair Value of Preferred Equity 227$ -$ 5$ 232$ Fair Value Other Tangible Assets and Liabilities, Net & Preferred Equity (58)$ (12)$ 163$ 93$ Debt Non-recourse property debt 3,688$ (151)$ 82$ 3,619$ Revolving credit facility borrowings 70 - - 70 Fair Value of Debt 3,758$ (151)$ 82$ 3,689$ (11)

AIMCO NET ASSET VALUE BUILD-UP 12 Net Asset Value as of March 31, 2017 ($M, except per share amounts) Refer to Footnotes beginning on page 13. Fair Value of Real Estate 11,959$ Fair Value of Other Tangible Assets, Liabilities and Preferred Equity, Net 93$ Fair Valu of Debt (3,689)$ Net Asset Value 8,363$ Total Shares, Units and Dilutive Share Equivalents Outstanding 165$ (12) Net Asset Value per Share 51$

AIMCO NET ASSET VALUE DISCLOSURES

Footnotes

1. Represents Stabilized Portfolio Property NOI for the three months ended March 31, 2017, annualized, and adjusted for an assumed property management fee. Market management fees range between 1.5% and 3.0% with larger, higher quality portfolios at the lower end of that range. For the purposes of this calculation of Net Asset Value, Aimco has assumed a 2% management fee. For the purposes of this calculation of Net Asset Value, 1Q 2017 Property NOI is multiplied by four to arrive at annualized Property NOI.

	Three Months Ended March 31, 2017			
Stabilized Portfolio NOI ($000s)	**Consolidated Amount**	**Ownership Adjustments**	**Adjustments**	**Adjusted Amounts**
Rental and other property revenues				
Same Store	$ 165,974	$ (4,549)	$ -	$ 161,425
Redevelopment and Development	35,786	(2,300)	(18,931) a	14,555
Acquisitions	4,875	-	(4,875) b	-
Other Real Estate	18,555	423	(3,559) c	15,419
Total rental and other property revenues	$ 225,190	$ (6,426)	$ (27,365)	$ 191,399
Less: Direct property operating expenses				
Same Store	$ (49,861)	$ 1,490	$ -	$ (48,371)
Redevelopment and Development	(13,139)	750	6,720 a	(5,669)
Acquisitions	(2,230)	-	2,230 b	-
Other Real Estate	(7,398)	(31)	1,752 c	(5,677)
Total property operating expenses	$ (72,628)	$ 2,209	$ 10,702	$ (59,717)
Property Net Operating Income	$ 152,562	$ (4,217)	$ (16,663)	$ 131,682
Less: Assumed property management fee of 2% of revenue	(4,504)	129	547	(3,828)
Property Net Operating Income after 2% management fee	$ 148,058	$ (4,088)	$ (16,116)	$ 127,854
Annualized Property Net Operating Income	**$ 592,232**	**$ (16,352)**	**$ (64,464)**	**$ 511,416**

Refer to the following pages for explanation of adjustments for purposes of computing Stabilized Portfolio Property NOI.

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AIMCO NET ASSET VALUE DISCLOSURES 14 Footnotes (continued) 1. (continued) a. Represents revenues and expenses related to six redevelopment communities currently under construction: Park Towne Place and The Sterling, both located in Center City Philadelphia; Yorktown, located in Lombard, Illinois; The Palazzo at Park La Brea, located in Los Angeles, California; and Saybrook Pointe and Pacifica Park communities, both located in the San Francisco Bay Area, California. Also included in these adjustments are: revenues and expenses related to two lease-up communities, One Canal, located in Boston, Massachusetts; and Vivo, located in Cambridge, Massachusetts. Aimco's redevelopment communities currently under construction and its lease-up communities are valued based on discounted cash flows as described in notes 3 and 4 on page 17. For the purposes of this Net Asset Value calculation, Park Towne Place, The Sterling, Yorktown, the Palazzo at Park La Brea, Saybrook and Pacifica Park are included in Aimco's Redevelopment Properties Under Construction value. For the purpose of this Net Asset Value calculation, One Canal and Vivo are included in Lease-Up Communities. After excluding the results related to the communities described above, Stabilized Portfolio Property NOI related to redevelopment and development communities represents the results of operations from the following communities: Bay Parc Plaza and Flamingo South Beach, located in Miami, Florida; Calhoun Beach Club, located in Minneapolis, Minnesota; and Broadway Lofts, located in San Diego, California. b. Represents revenues and expenses related to two acquisition communities: Axiom, located in Cambridge, Massachusetts, which Aimco acquired in April 2015 and Indigo, located in Redwood City, California, which Aimco purchased in August 2016. Axiom and Indigo are valued based on discounted cash flows as described in note 4 on page 17 and for the purposes of this Net Asset Value calculation, are included in Lease-Up Communities.

AIMCO NET ASSET VALUE DISCLOSURES 15 Footnotes (continued) 2. Represents Aimco's estimated current NOI cap rate for its Stabilized Portfolio, which was calculated by Aimco on a property-by-property basis, based primarily on information published by CBRE in its 2H 2016 Cap Rate Survey. CBRE is a nationally recognized provider of real estate data. Such Survey includes ranges of current cap rates based on the following community characteristics: market in which the community is located; infill or suburban location within the market; property quality grade; and whether the community is stabilized or value-add. In estimating the appropriate current cap rate for its Stabilized Portfolio, Aimco categorized communities in the portfolio using the framework described above and, using its judgment and detailed knowledge of each community’s condition and location, other than the exceptions noted below, Aimco selected an appropriate current cap rate from within the range provided in CBRE's Cap Rate Survey. The results of this analysis are detailed on the following page. 1. (continued) c. Represents revenue and expenses related primarily to Aimco’s investment in land, non-multifamily real estate operations, and communities under contract for sale.

AIMCO NET ASSET VALUE DISCLOSURES

Footnotes (continued)

2. (continued)

1Q 2017 Stabilized Portfolio

	Properties	Apartment Homes	Weighted Average Portfolio Age	Average Revenue per Apartment Home	Average Rent as a Percentage of Market Average	Quality Grade	Range of CBRE Cap Rates for Aimco's Portfolio: Low	Range of CBRE Cap Rates for Aimco's Portfolio: High	Aimco Selected Cap Rate	
Atlanta	5	817	22	$ 1,743	158%	A	5.4%	5.9%	5.6%	
Bay Area	13	2,345	20	2,758	98%	B	4.4%	4.9%	4.8%	
Boston	12	4,173	30	1,646	75%	C+	6.2%	6.7%	6.4%	
Chicago	9	2,882	22	1,687	121%	B	5.2%	5.6%	5.7%	a
Denver	8	2,065	21	1,612	128%	A	5.3%	5.8%	5.5%	
Greater DC	13	5,325	48	1,589	89%	C+	5.9%	6.6%	6.2%	
Los Angeles	12	3,826	12	2,793	153%	A	4.0%	4.6%	4.3%	
Miami	5	2,624	24	2,263	152%	A	4.3%	4.7%	4.4%	
New York	18	1,040	86	3,324	106%	B	4.5%	5.2%	4.4%	b
Philadelphia	3	1,320	31	1,743	125%	B	5.1%	5.8%	5.7%	
San Diego	12	2,423	26	1,852	103%	B	5.0%	5.5%	5.7%	a
Seattle	2	239	3	2,288	129%	A	4.8%	5.3%	4.9%	
Other Markets	17	5,725	28	1,587	113%	B	5.3%	6.0%	5.9%	
Total/Weighted Average	**129**	**34,804**	**30**	**$ 1,943**	**109%**	**B**	**4.9%**	**5.5%**	**5.2%**	

a. Based on the quality of its communities and locations within the market, Aimco estimates the current NOI cap rates for its Chicago and San Diego portfolios are slightly higher than the high end of the range of cap rates indicated by the results of Aimco's analysis using the CBRE Cap Rate Survey.

b. Aimco estimates the current NOI cap rates for its communities located in New York City are on average 10 basis points lower than the low end of the range of cap rates that is indicated by the results of Aimco's analysis using the CBRE Cap Rate Survey. Aimco believes this lower cap rate is appropriate because the Survey reflects cap rates for the New York City metro area while Aimco's portfolio is concentrated in Manhattan, where today cap rates are lower.

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AIMCO NET ASSET VALUE DISCLOSURES 17 Footnotes (continued) 3. Represents the value of six communities currently under redevelopment: Park Towne Place and The Sterling, both located in Center City Philadelphia, Pennsylvania; Saybrook Pointe, located in San Jose, California; Pacifica Park, located in Pacifica, California; Palazzo at Park La Brea, located in Los Angeles, California; and Yorktown Apartments located in Lombard, Illinois. Such communities are valued based on discounted cash flows using the following assumptions: a. Revenues: based on in-place rents, projected submarket rent growth to property stabilization based on the average of projections published by REIS and AXIOmetrics, and the impacts of redevelopment. b. Expenses: estimated operating costs adjusted for inflation as projected by Moody's Economy.com; management fee equal to 2% of projected revenue. c. Cost to complete construction: based on current estimates. Please see Supplemental Schedule 10 to Aimco’s 1Q 2017 Earnings Release for additional information and descriptions of these redevelopments. d. Terminal value: based on current market cap rate plus 5 basis points per year from March 31, 2017, to property stabilization. e. Sales cost: 2% of terminal value. f. Discount rate: 6.17% - 7.20% depending on construction and lease-up progress at March 31, 2017. 4. Represents the value of four communities currently in or recently completing lease-up: Axiom and Vivo, both located in Cambridge, Massachusetts; One Canal located in Boston, Massachusetts; and Indigo located in Redwood City, California. Communities are valued based on discounted cash flows using the same assumptions described in note 3 above for redevelopment communities under construction and a discount rate of 6.5% for Indigo, 6.0% for Axiom, Vivo, and One Canal.

AIMCO NET ASSET VALUE DISCLOSURES 18 5. Represents the expected sales price of communities under contract for sale; as well as certain land and non-multifamily real estate valued at cost. 6. Represents adjustments to reflect Aimco’s share of the financial results of unconsolidated real estate partnerships and to exclude the non-controlling interest partners’ share of the financial results of consolidated real estate partnerships. 7. For the purposes of this Net Asset Value calculation, no realizable value has been assigned to intangible assets. 8. Asset Management Business represents the present value of the expected future cash flows from various low-income housing tax credit partnerships using a 7% discount rate. Aimco provides asset management and other services to these partnerships and receives fees and other payments in return. To the extent the amounts due Aimco are not paid currently, the balances accrue and are satisfied from the partnerships’ future operating or liquidating cash flow. 9. Deferred income includes below market lease liabilities related to rent-controlled or rent-stabilized apartment homes, which were recognized under GAAP in connection with purchase of the related apartment communities. Deferred income also includes cash received by Aimco in prior periods required under GAAP to be deferred upon receipt and recognized in income in future periods. For the purposes of this Net Asset Value calculation, Deferred Income is excluded and its impact on NAV is zero. Footnotes (continued)

AIMCO NET ASSET VALUE DISCLOSURES 19 10. Represents the fair value of Aimco's preferred stock, which is estimated by Aimco as the closing stock price on March 31, 2017, less accrued dividends. Such accrued dividends are assumed to be accounted for in the closing stock price and these amounts are also included on Aimco's balance sheet in accrued liabilities. As such, an adjustment is made to the value of Aimco's preferred stock so as not to overstate the fair value of Aimco's liabilities and preferred stock on a combined basis. 11. Represents the carrying value of Aimco's non-recourse property debt, adjusted for the mark-to-market liability on Aimco's fixed-rate property debt as of March 31, 2017. Such mark-to-market has been computed by Aimco using a Money-Weighted Average Interest Rate of 4.28% which rate takes into account the timing of amortization and maturities, and a market rate of 3.80%, which takes into account the duration of the existing property debt using a similar lending source, the loan-to-value and coverage, as well as timing of amortization and maturities. Refer to Supplemental Schedule 5a to Aimco’s 1Q 2017 Earnings Release for additional information regarding Aimco’s leverage in general and property debt specifically, and a reconciliation of Aimco’s computation of leverage amounts to the most comparable GAAP amounts. 12. Represents total shares of Aimco common stock, common partnership units of the Aimco Operating Partnership held by entities other than Aimco, and potential dilutive share equivalents outstanding, which information may be found in Supplemental Schedule 5b to Aimco’s 1Q 2017 Earnings Release. Footnotes (continued)

DEFINITIONS 20 AIMCO OPERATING PARTNERSHIP (OP): AIMCO Properties, L.P., a Delaware limited partnership, is the operating partnership in Aimco's UPREIT structure. Aimco owns approximately 95% of the common partnership units of the Aimco OP. PORTFOLIO QUALITY RATINGS: Aimco measures portfolio quality based on apartment community rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines portfolio quality as follows: "A" quality apartment communities are those earning rents greater than 125% of the local market average; "B" quality apartment communities are those earning rents between 90% and 125% of the local market average; "C+" quality apartment communities are those earning rents greater than $1,100 per month but lower than 90% of the local market average; and "C" quality apartment communities are those earning rents less than $1,100 per month and lower than 90% of the local market average. Definitions